Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of SoOum  Corp. (the "Company") for the quarter ending  March 31, 2016 , I, William Westbrook, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such Quarterly Report on Form 10-Q for the quarter ending March 31, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the quarter ending March 31,2016, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  October 5, 2016

SoOum Corp.

By:   /s/ William Westbrook

William Westbrook